UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 9, 2026
HORMEL FOODS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hormel Place, Austin, Minnesota	55912-3680
(Address of principal executive offices)	(Zip Code)

(507) 437-5611
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01465 par value	HRL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2026, Hormel Foods Corporation (the “Company”) entered into an International Assignment Letter (the “Assignment Agreement”) with Swen Neufeldt, the Company’s Group Vice President, International, in connection with Mr. Neufeldt’s assignment to the Company’s subsidiary, Hormel Foods Asia Pacific Pte. Ltd., in Singapore. Mr. Neufeldt will continue to serve in his current role as the Company’s Group Vice President, International.
Pursuant to the Assignment Agreement, Mr. Neufeldt’s international assignment will begin on or around July 27, 2026, and will continue for an indefinite term, subject to change by the Company in its discretion. During his international assignment, Mr. Neufeldt will continue to receive his current annual base salary of $526,400, plus a cost-of-living adjustment of $56,103 per year, both subject to review and adjustment in the ordinary course. Mr. Neufeldt will continue to be eligible to participate in the Company’s short-term and long-term incentive programs, executive severance program, and other employee benefit programs.
Under the Assignment Agreement, Mr. Neufeldt will also be entitled to certain benefits that are designed to minimize the financial impact of the international assignment. These benefits include: reimbursement of certain travel expenses; a special relocation payment of $20,000; a special allowance of up to $25,000 for the shipment of household goods to Singapore; reimbursement of expenses relating to the sale of Mr. Neufeldt’s current residence in the United States, including a tax gross-up on the first $100,000 of reimbursable expenses, and the reimbursement of up to $15,000 for certain property management expenses until the sale date (not to exceed one year); housing assistance in Singapore, including an annual housing allowance (Company-paid portion of $90,566 per year) and the payment of certain utilities and housing-related expenses; tax equalization payments; tax consultation and preparation assistance; participation in an international health plan for Mr. Neufeldt and his spouse; company automobile or driver service in Singapore; and personal property and personal liability insurance in Singapore. If Mr. Neufeldt resigns (other than due to a Qualified Retirement (as defined in the Assignment Agreement)) or is terminated for cause before the three-year anniversary of the start of the international assignment, he will be required to repay, on a pro-rata basis, certain relocation costs borne by the Company.
Mr. Neufeldt will also be provided with certain relocation assistance upon completion of his international assignment or in the event of the termination of the assignment by the Company without cause or upon Mr. Neufeldt’s Qualified Retirement.
The foregoing description of the Assignment Agreement does not purport to be complete, and is qualified in its entirety by the full text of the Assignment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	International Assignment Letter, dated June 9, 2026
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION

Dated: June 12, 2026	By:	/s/ Colleen Batcheler
Name: Colleen Batcheler
Title: Senior Vice President, External Affairs, General Counsel & Corporate Secretary